Exhibit 99.1

News Release	Koppers Holdings Inc. 436 Seventh Avenue Pittsburgh, PA 15219-1800 Tel 412 227 2001 www.koppers.com

FOR IMMEDIATE RELEASE

For Information:	Leroy M. Ball, Vice President and Chief Financial Officer 412-227-2118 BallLM@koppers.com

Koppers Holdings Inc. Reports First Quarter 2014 Results

Sales decrease 11% as difficult winter weather conditions and crosstie availability impact quarter

Diluted EPS $0.11 compared to $0.53 in prior year quarter impacted by impairment and plant closure charges of

$17.2 million for facilities in The Netherlands and China

PITTSBURGH, May 5, 2014 – Koppers Holdings Inc. (NYSE: KOP) today announced results for its fiscal 2014 first quarter.

Consolidated sales of $331.4 million for the first quarter of 2014 were 11 percent, or $39 million lower than sales of $370.4 million in the prior year quarter. Sales for Carbon Materials and Chemicals (CMC) totaling $202.6 million decreased by 12 percent, or $27.9 million compared to the prior year quarter while sales for Railroad and Utility Products and Services (RUPS) of $128.8 million decreased by eight percent or $11.1 million compared to $139.9 million in the prior year quarter. Sales for CMC decreased due mainly to lower sales volumes and prices for carbon pitch and distillates and lower sales prices for phthalic anhydride, which more than offset higher sales prices for naphthalene. The decrease in sales for RUPS was driven by lower sales volumes for untreated railroad crossties as a result of competition for hardwood lumber from other markets combined with unfavorable weather conditions for logging operations.

Net income attributable to Koppers for the quarter ended March 31, 2014, was $2.2 million, or $0.11 per diluted share as compared to net income attributable to Koppers of $11.0 million, or $0.53 per diluted share in the first quarter of 2013. The decreases in net income attributable to Koppers and diluted earnings per share for the first quarter of 2014 were due to lower profitability for CMC that included pre-tax impairment and plant closure charges of $17.2 million for CMC facilities in Europe and China, and lower sales prices for phthalic anhydride, combined with lower profitability for RUPS due mainly to competitive conditions for obtaining raw material. Additionally, difficult weather conditions negatively impacted pre-tax profit by approximately $3 million due to incremental operating costs and reduced revenues, and selling, general, and administrative expenses were higher than the prior year quarter due mainly to $3.5 million of pre-tax charges related to consulting costs for acquisitions, operations improvement projects, and startup costs related to our joint venture in China, Koppers (Jiangsu) Carbon Chemical Company limited (KJCC). Adjusted net income and adjusted earnings per share for the quarter ended March 31, 2014, were $6.6 million and $0.32 per share compared to $11.2 million and $0.54 per share in the prior year quarter after excluding $4.4 million and $0.3 million of after-tax charges for the quarters ended March 31, 2014 and 2013, respectively, and after excluding the impact of discontinued operations. The after-tax charges excluded from the first quarter of 2014 are comprised of impairment and plant closure charges related to the company’s tar distillation facilities in Uithoorn, The Netherlands and Tangshan, China, and the after-tax charges excluded from the first quarter of 2013 are related to the 2012 closure of the company’s wood treating facility in Grenada, Mississippi.

Adjusted EBITDA for the quarter ended March 31, 2014, was $25.4 million compared to $33.1 million in the first quarter of 2013 with the decrease due to reduced profitability for CMC driven by lower sales prices for phthalic anhydride, higher operating costs due to difficult weather conditions, lower profitability for RUPS due mainly to difficulties in obtaining adequate supplies of untreated railroad crossties, and $3.5 million of incremental consulting expenses and plant startup costs.

Commenting on the results, Walt Turner, president and CEO of Koppers, said, “Our first quarter was challenging for both core businesses as they were impacted by weather-related issues that caused higher operating and logistics costs for the company. In addition to these uncontrollable costs, lower sales prices for phthalic anhydride and lower sales volumes of carbon pitch resulted in reduced profitability for our North American Carbon Materials and Chemicals business. For the railroad business, the headwind we anticipated for raw material availability as a result of competition from other markets increased as difficult weather conditions limited the availability of lumber for sawmills. Excluding the impacts of weather and $3.5 million of due diligence costs, consulting services to achieve operational excellence, and KJCC startup costs, our results were in line with our expectations for the quarter. I do, however, expect the top line and profitability for both businesses to improve beginning in the second quarter and anticipate an even stronger second half of the year as we continue to execute on our cost-saving initiatives and productivity improvement projects.”

The following reconciliations are attached to this press release: Unaudited Reconciliation of Net Income Attributable to Koppers and Adjusted Net Income; Unaudited Reconciliation of Diluted Earnings Per Share and Adjusted Earnings Per Share; and Unaudited Reconciliation of Net Income to EBITDA and Adjusted EBITDA.

Investor Conference Call and Web Simulcast

Koppers management will conduct a conference call this morning, May 5, 2014, beginning at 11:00 a.m. EDT to discuss the company’s performance. Interested parties may access the live audio broadcast by dialing 877 941 0844 in the US/Canada or +1 480 629 9835 for International, Conference ID number 4678183. Investors are requested to access the call at least five minutes before the scheduled start time in order to complete a brief registration. An audio replay will be available approximately two hours after the call’s completion at (800) 406 7325 or +1 (303) 590 3030, Conference ID number 4678183. The recording will be available for replay through May 19, 2014.

The live broadcast of Koppers conference call will be available online:

http://investors.koppers.com/phoenix.zhtml?c=194019&p=irol-eventDetails&EventId=5128452. (Due to the length of this URL, it may be necessary to copy and paste this hyperlink into your Internet browser’s URL address field.)

If you are unable to participate during the live webcast, the call will be archived on www.koppers.com and www.streetevents.com shortly after the live call and continuing through May 19, 2014.

About Koppers

Koppers, with corporate headquarters and a research center in Pittsburgh, Pennsylvania, is a global integrated producer of carbon compounds and treated wood products. Including its joint ventures, Koppers operates facilities in the United States, Canada, United Kingdom, Denmark, The Netherlands, Australia and China. The stock of Koppers Holdings Inc. is publicly traded on the New York Stock Exchange under the symbol “KOP.” For more information, visit us on the Web: www.koppers.com. Questions concerning investor relations should be directed to Leroy M. Ball at 412 227 2118 or Michael W. Snyder at 412 227 2131.

Safe Harbor Statement

Certain statements in this press release are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 and may include, but are not limited to, statements about sales levels, restructuring, declines in the value of Koppers assets and the effect of any resulting impairment charges, profitability and anticipated expenses and cash outflows. All forward-looking statements involve risks and uncertainties. All statements contained herein that are not clearly historical in nature are forward-looking, and words such as “believe,” “anticipate,” “expect,” “estimate,” “may,” “will,” “should,” “continue,” “plans,” “potential,” “intends,” “likely,” or other similar words or phrases are generally intended to identify forward-looking statements. Any forward-looking statement contained herein, in other press releases, written statements or other documents filed with the Securities and Exchange Commission, or in Koppers communications with and discussions with investors and analysts in the normal course of business through meetings, phone calls and conference calls, regarding expectations with respect to sales, earnings, cash flows, operating efficiencies, product introduction or expansion, the benefits of acquisitions, divestitures, joint ventures or other matters as well as financings and repurchases of debt or equity securities, are subject to known and unknown risks, uncertainties and contingencies. Many of these risks, uncertainties and contingencies are beyond our control, and may cause actual results, performance or achievements to differ materially from anticipated results, performance or achievements. Factors that might affect such forward-looking statements, include, among other things, Koppers may not be able to successfully integrate the wood preservatives business and/or the railroad services business of Osmose or such integration may take longer to accomplish than expected; the expected cost savings and any synergies from the acquisition may not be fully realized within the expected timeframes; disruption from the acquisition may make it more difficult to maintain relationships with clients, associates or suppliers; the required governmental approvals of the acquisition may not be obtained on the proposed terms and schedule; the required financing for the acquisition may not be obtained on the proposed terms and schedule; general economic and business conditions, including continuing uncertain economic conditions in Europe, demand for Koppers goods and services, competitive conditions, interest rate and foreign currency rate fluctuations, availability and costs of key raw materials, unfavorable resolution of claims against us, as well as those discussed more fully elsewhere in this release and in documents filed with the Securities and Exchange Commission by Koppers, particularly our latest annual report on Form 10-K and quarterly report on Form 10-Q. Any forward-looking statements in this release speak only as of the date of this release, and we undertake no obligation to update any forward-looking statement to reflect events or circumstances after that date or to reflect the occurrence of unanticipated events.

Koppers Holdings Inc.

Unaudited Consolidated Statement of Income

(Dollars in millions, except per share amounts)

	Three Months Ended March 31,
	2014	2013
Net sales	$331.4	$370.4
Cost of sales (excluding items below)	285.1	320.5
Depreciation and amortization	8.9	7.3
Impairment and restructuring charges	15.5	—
Selling, general and administrative expenses	21.4	17.7

Operating profit	0.5	24.9
Other income	0.2	0.5
Interest expense	6.8	6.9

(Loss) income before income taxes	(6.1)	18.5
Income tax (benefit) expense	(6.0)	7.1

(Loss) income from continuing operations	(0.1)	11.4
Income from discontinued operations	—	0.1

Net (loss) income	(0.1)	11.5
Net (loss) income attributable to noncontrolling interests	(2.3)	0.5

Net income attributable to Koppers	$2.2	$11.0

Earnings per common share:
Basic-
Continuing operations	$0.11	$0.53
Discontinued operations	—	0.00

Earnings per basic common share	$0.11	$0.53

Diluted-
Continuing operations	$0.11	$0.53
Discontinued operations	—	0.00

Earnings per diluted common share	$0.11	$0.53

Weighted average shares outstanding (in thousands):
Basic	20,384	20,667
Diluted	20,588	20,925
Dividends declared per common share	$0.25	$0.25

Koppers Holdings Inc.

Unaudited Condensed Consolidated Balance Sheet

(Dollars in millions, except per share amounts)

	March 31, 2014	December 31, 2013
Assets
Cash and cash equivalents	$54.7	$82.2
Accounts receivable, net of allowance of $3.6 and $3.6	157.3	157.9
Income tax receivable	11.1	9.0
Inventories, net	193.2	168.8
Deferred tax assets	12.4	10.0
Loan to related party	9.5	9.5
Other current assets	31.4	35.7

Total current assets	469.6	473.1
Equity in non-consolidated investments	6.7	6.6
Property, plant and equipment, net	202.5	197.0
Goodwill	75.0	72.7
Deferred tax assets	14.7	9.3
Other assets	32.7	26.2

Total assets	801.2	784.9

Liabilities
Accounts payable	91.8	107.6
Accrued liabilities	83.4	82.4
Dividends payable	5.1	5.1

Total current liabilities	180.3	195.1
Long-term debt	340.0	303.1
Accrued postretirement benefits	37.2	41.6
Deferred tax liabilities	15.2	14.7
Other long-term liabilities	42.1	40.6

Total liabilities	614.8	595.1
Commitments and contingent liabilities
Equity
Senior Convertible Preferred Stock, $0.01 par value per share; 10,000,000 shares authorized; no shares issued	—	—
Common Stock, $0.01 par value per share; 40,000,000 shares authorized; 21,897,190 and 21,722,492 shares issued	0.2	0.2
Additional paid-in capital	160.1	158.9
Retained earnings	68.3	71.3
Accumulated other comprehensive loss	(7.0)	(10.2)
Treasury stock, at cost; 1,443,248 and 1,390,494 shares	(52.4)	(50.4)

Total Koppers shareholders’ equity	169.2	169.8

Noncontrolling interests	17.2	20.0

Total equity	186.4	189.8

Total liabilities and equity	$801.2	$784.9

Koppers Holdings Inc.

Unaudited Condensed Consolidated Statement of Cash Flows

(Dollars in millions)

	Three Months Ended March 31, 2014	Three Months Ended March 31, 2013
Cash provided by (used in) operating activities:
Net (loss) income	$(0.1)	$11.5
Adjustments to reconcile net cash provided by operating activities:
Depreciation and amortization	8.9	7.3
Impairment charges	4.7	—
Deferred income taxes	(7.2)	0.7
Equity income, net of dividends received	—	(0.2)
Change in other liabilities	(2.8)	(3.6)
Non-cash interest expense	0.4	0.4
Stock-based compensation	1.2	1.4
Other	0.2	0.1
(Increase) decrease in working capital:
Accounts receivable	2.1	(12.7)
Inventories	(6.6)	1.9
Accounts payable	(16.8)	(2.5)
Accrued liabilities and other working capital	2.3	1.4

Net cash provided by (used in) operating activities	(13.7)	5.7
Cash provided by (used in) investing activities:
Capital expenditures	(14.8)	(6.4)
Acquisitions	(29.6)	—
Net cash proceeds from divestitures and asset sales	—	0.2

Net cash used in investing activities	(44.4)	(6.2)
Cash provided by (used in) financing activities:
Borrowings of revolving credit	67.5	36.5
Repayments of revolving credit	(52.5)	(36.5)
Borrowings of long-term debt	22.2	—
Issuances of Common Stock	—	0.2
Repurchases of Common Stock	(2.0)	(1.6)
Payment of deferred financing costs	—	(1.1)
Dividends paid	(5.0)	(5.0)

Net cash provided by (used in) financing activities	$30.2	$(7.5)
Effect of exchange rate changes on cash	0.4	(2.0)

Net decrease in cash and cash equivalents	$(27.5)	$(10.0)
Cash and cash equivalents at beginning of year	82.2	66.7

Cash and cash equivalents at end of period	$54.7	$56.7

Unaudited Segment Information

The following tables set forth certain sales and operating data, net of all intersegment transactions, for the company’s businesses for the periods indicated.

	Three Months Ended March 31,
	2014	2013
Net sales:
Carbon Materials & Chemicals	$202.6	$230.5
Railroad & Utility Products	128.8	139.9

Total	$331.4	$370.4
Operating profit:
Carbon Materials & Chemicals	$(8.8)	$13.1
Railroad & Utility Products	11.1	12.3
Corporate	(1.8)	(0.5)

Total	$0.5	$24.9
Operating margin:
Carbon Materials & Chemicals	(4.3)%	5.7%
Railroad & Utility Products	8.6%	8.8%
Total	0.2%	6.7%
Adjusted operating profit (1):
Carbon Materials & Chemicals	$8.4	$13.1
Railroad & Utility Products	11.1	12.7
All Other	(1.8)	(0.5)

Total	$17.7	$25.3
Adjusted operating margin:
Carbon Materials & Chemicals	4.1%	5.7%
Railroad & Utility Products	8.6%	9.1%
Total	5.3%	6.8%

(1)	Impairment and restructuring charges for CMC for the three months ended March 31, 2014 include $10.8 million of pre-tax charges related to capacity rationalization at our tar distillation facility in Uithoorn, The Netherlands and $4.7 million of pre-tax charges related to the impairment of our tar distillation facility in Tangshan, China (KCCC). Depreciation and amortization for CMC for the three months ended March 31, 2014 includes $1.4 million of pre-tax charges related to accelerated depreciation at the Uithoorn and KCCC facilities. Selling, general and administrative expenses for CMC for the three months ended March 31, 2014 includes $0.3 million of pre-tax charges related to capacity rationalization at the Uithoorn facility. Cost of sales for RUPS for the three months ended March 31, 2013 includes $0.4 million of expense related to the June 2012 closing of our wood treating plant in Grenada, Mississippi.

Koppers believes that adjusted net income, adjusted earnings per share, adjusted operating profit and adjusted EBITDA provide information useful to investors in understanding the underlying operational performance of the company, its business and performance trends and facilitates comparisons between periods and with other corporations in similar industries. The exclusion of certain items permits evaluation and a comparison of results for ongoing business operations, and it is on this basis that Koppers management internally assesses the company’s performance.

Although Koppers believes that these non-GAAP financial measures enhance investors’ understanding of its business and performance, these non-GAAP financial measures should not be considered an alternative to GAAP basis financial measures.

UNAUDITED RECONCILIATION OF NET INCOME ATTRIBUTABLE TO KOPPERS AND ADJUSTED NET INCOME

(In millions)

	Three Months Ended March 31,
	2014	2013
Net income attributable to Koppers	$2.2	$11.0
Charges impacting pre-tax income (1)
Impairment and plant closure costs	17.2	0.4
Charges impacting net income, net of tax benefit and non-controlling interests	4.4	0.3
Adjusted net income including discontinued operations	6.6	11.3
Discontinued operations	—	(0.1)
Adjusted net income	$6.6	$11.2

(1)	Non-deductible impairment and restructuring charges for CMC for the three months ended March 31, 2014 include $10.8 million of pre-tax charges related to capacity rationalization at the Uithoorn facility and $4.7 million of pre-tax charges related to impairment charges for the KCCC facility. Depreciation and amortization for CMC for the three months ended March 31, 2014 includes $1.4 million of pre-tax charges related to accelerated depreciation at the Uithoorn and KCCC facilities. Selling, general and administrative expenses for CMC for the three months ended March 31, 2014 includes $0.3 million of pre-tax charges related to capacity rationalization at the Uithoorn facility. Cost of sales for RUPS for the three months ended March 31, 2013 includes $0.4 million of expense related to the June 2012 closing of our wood treating plant in Grenada, Mississippi.

UNAUDITED RECONCILIATION OF DILUTED EARNINGS PER SHARE AND

ADJUSTED EARNINGS PER SHARE

(In millions except share amounts)

	Three Months Ended March 31,
	2014	2013
Net income attributable to Koppers	$2.2	$11.0

Adjusted net income including discontinued operations (from above)	$6.6	$11.3

Adjusted net income (from above)	$6.6	$11.2

Denominator for diluted earnings per share (000s)	20,588	20,925
Earnings per share:
Diluted earnings per share	$0.11	$0.53
Adjusted earnings per share including discontinued operations	$0.32	$0.54
Adjusted earnings per share	$0.32	$0.54

UNAUDITED RECONCILIATION OF NET INCOME TO EBITDA AND ADJUSTED EBITDA

(In millions except share amounts)

	Three Months Ended March 31,
	2014	2013
Net (loss) income	$(0.1)	$11.5
Interest expense	6.8	6.9
Depreciation and amortization	8.9	7.3
Income tax provision	(6.0)	7.1
Discontinued operations	—	(0.1)

EBITDA with noncontrolling interests	9.6	32.7
Unusual items impacting net income (1)
Impairment and plant closure costs	15.8	0.4

Adjusted EBITDA with noncontrolling interests	$25.4	$33.1

(1)	Impairment and restructuring charges for CMC for the three months ended March 31, 2014 include $10.8 million of pre-tax charges related to capacity rationalization at the Uithoorn facility and $4.7 million of pre-tax charges related to impairment charges for the KCCC facility. Selling, general and administrative expenses for CMC for the three months ended March 31, 2014 includes $0.3 million of pre-tax charges related to capacity rationalization at the Uithoorn facility. Cost of sales for RUPS for the three months ended March 31, 2013 includes $0.4 million of expense related to the June 2012 closing of our wood treating plant in Grenada, Mississippi.